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                                                                   EXHIBIT 10.26

                           FOCUS MEDIA HOLDING LIMITED

                                SHARE OPTION PLAN

                                      2005

      1.    PURPOSES OF THE PLAN.

            The purposes of this Share Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

      2.    DEFINITIONS.

            As used herein, the following definitions shall apply:

            2.1 "Administrator" means the Board or any of the Committees appointed to administer the Plan.

            2.2 "Applicable Laws" means the legal requirements relating to the administration of share incentive plans, if any, under applicable provisions of the U.S. federal securities laws, the U.S. state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the laws and rules of any jurisdiction outside the U.S. applicable to Options, SARs or Restricted Shares granted to residents therein.

            2.3 "Board" means the Board of Directors of the Company.

            2.4 "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            2.5 "Committee" means any committee appointed by the Board to administer the Plan, and initially the Compensation Committee of the Company, provided that the Committee shall consist of not fewer than two (2) members of the Board, and shall, following the Registration Date and, solely to the extent required to comply with Applicable Laws, be composed of "non-employee" directors within the meaning of Rule 16b-3 as promulgated under the Exchange Act and "outside directors" within the meaning of the Code. To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board.

            2.6 "Company" means Focus Media Holding Limited, a company incorporated under the laws of the Cayman Islands.

            2.7 "Consultant" means any person (other than an Employee or a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity or any other selective persons the Administrator determines provides, directly or indirectly, bona fide value to the Company or any Related

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Entity. The term "Consultant" shall include any company, trust, special purpose vehicle or other legal entity owned by such person.

            2.8 "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, maternity leave, or any other authorized personal leave. For purposes of Incentive Share Options, no such leave may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

            2.9 "Corporate Transaction" means any of the following transactions to which the Company is a party:

                  (i) a merger or consolidation or reorganization in which the Company is not the surviving entity; or

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the share capital of the Company's Subsidiaries).

            2.10 "Director" means a member of the Board or the board of directors of any Related Entity.

            2.11 "Disability" means that an Optionee is permanently unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment as determined by the Administrator. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

            2.12 "Effective Date" means the date on which a Grant of Options and/or SARs and/or Restricted Shares shall take effect in accordance with Option Agreement.

            2.13 "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The term "Employee" shall include any company, trust, special purpose vehicle or other legal entity owned by such employee. The payment of an independent director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" of such person by the Company.

            2.14 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            2.15 "Fair Market Value" means, as of any date, the value of Ordinary Shares as follows:

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                  (a) Where there exists a public market for the Ordinary
Shares, the Fair Market Value shall be (i) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Ordinary Shares or the Nasdaq National Market, whichever is applicable, or (ii) if the Ordinary Shares are not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (b) In the absence of an established market for the Ordinary Shares of the type described in (a), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by reference to (i) the valuation price made by an independent appraiser appointed by the Administrator;
(ii) the placing price of the latest private placement of the Shares and (iii) the development of the Company's business operations since such latest private placement.

            2.16 "Grant" means the number of Options and/or SARs and/or Restricted Shares and/or Restricted Share Units granted to an Optionee at any time in accordance with Section 6 hereof.

            2.17 "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

            2.18 "Incentive Share Option" means an Option intended to qualify as an incentive share option within the meaning of Section 422 of the Code.

            2.19 "Liquidation Event" means a complete dissolution or liquidation of the Company.

            2.20 "Non-Statutory Share Option" means an Option not intended to qualify as an Incentive Share Option within the meaning of Section 422 of the Code.

            2.21 "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder or, to the extent applicable, other Applicable Laws.

            2.22 "Old Plan" means the Employee Share Option Scheme of the Company adopted in 2003.

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            2.23 "Option" means an option to purchase Shares pursuant to an
Option Agreement granted under the Plan, as amended.

            2.24 "Optionee" means an Employee, Director or Consultant (including any company, trust, special purpose vehicle or other legal entity owned by such Employee, Director or Consultant) who receives a Grant under the Plan.

            2.25 "Option Agreement" means the written agreement evidencing the grant of an option and/or SARs and/or Restricted Shares executed by the Company and the Optionee, including any amendments thereto.

            2.26 "Option Period" means the period commencing on the Effective Date of a Grant and ending no later than on the day prior to the tenth anniversary of such Effective Date.

            2.27 "Ordinary Share" means a share of US$0.00005 nominal or par value, of the Company, or, if applicable, the number or fraction of American Depositary Receipt representing a Ordinary Share.

            2.28 "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code or, to the extent applicable, other Applicable Laws.

            2.29 "Plan" means this 2005 Share Option Plan of Focus Media Holding Limited, as Amended and Restated as set forth herein and as may be amended from time to time.

            2.30 "Registration Date" means the first to occur of (a) the closing of the first sale to the general public of (i) the Ordinary Shares or (ii) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Ordinary Shares, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act or an equivalent thereof in a jurisdiction outside the U.S.; and (b) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act or an equivalent thereof in a jurisdiction outside the U.S., on or prior to the date of consummation of such Corporate Transaction.

            2.31 "Related Entity" means any Parent, Subsidiary and any other corporation, partnership, limited liability company or other business entity in which the Company, its Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

            2.32 "Securities Act" means the U.S. Securities Act of 1933, as amended.

            2.33 "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

            2.34 "Shares" mean Ordinary Shares of the Company.

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            2.35 "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code or, to the extent applicable, other Applicable Laws.

      3.    SHARES SUBJECT TO THE PLAN.

            3.1 Subject to the provisions of Section 10.1 below and to any amendment of the Plan, the maximum amount of Shares with respect to which Grants may be made under this Plan when aggregated with any other Shares issued or capable of being issued on the exercise of all other Grants previously granted under the Old Plan shall not exceed twenty percent (20%) of the issued share capital of the Company from time to time. Moreover, subject to any amendment of this Plan by the Board or the Committee pursuant to Section 12 below, in the three years following the date of enactment of this Plan, Grants of Options (including Incentive Stock Options) issued under this Plan shall not exceed in the aggregate five percent (5%) of the issued share capital of the Company. In addition, the maximum aggregate number of Shares which may be issued pursuant to all Grants (including Incentive Stock Options) shall be increased by any Shares that are represented by awards under the Company's Old Share Option Plan that are forfeited, expire or are cancelled without delivery of the Shares or which result in forfeiture of the Shares back to the Company on or after the adoption of this Plan. The Shares to be issued pursuant to Grants must be authorized, but unissued.

            3.2 Any Shares covered by a Grant (or portion of a Grant) which is forfeited or cancelled, expires or is settled in cash or otherwise, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of a Grant in order to satisfy the exercise price for such Grant or any withholding taxes due with respect to such Grant, such retained Shares subject to such Grant shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to a Grant shall not be returned to the Plan and shall not become available for future issuance under the Plan.

      4.    ADMINISTRATION OF THE PLAN.

            4.1 PLAN ADMINISTRATOR. The Committee shall administer the Plan in accordance with its terms.

            4.2 POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                  (a) to determine the eligibility of Grants, the classes of bands and the range of number of Shares covered in each Band, to authorize and determine the number of shares of each Grant;

                  (b) to approve forms of Option Agreements for use under the Plan;

                  (c) to determine to grant Options with or without SARs;

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                  (d) to determine that the Options granted shall be either
Incentive Share Options or Non-Statutory Share Options or a combination thereof;

                  (e) to determine the Exercise Price applicable to the Share covered by each Option;

                  (f) to determine the Option Period applicable thereto;

                  (g) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favourable treatment under such rules or laws; provided, however, that no Grant shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

                  (h) to amend the terms of any outstanding Grant granted under the Plan;

                  (i) to construe and interpret the terms of the Plan and Grants, including without limitation, any notice of Grant or Option Agreement, granted pursuant to the Plan; and

                  (j) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      5.    ELIGIBILITY.

            Incentive Share Options may be granted only to Employees of the Company, a Parent or a Subsidiary. Grants other than Incentive Share Options may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted a Grant may, if otherwise eligible, be granted additional Grants. Grants may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

      6.    TYPE OF GRANTS; TERMS AND CONDITIONS OF GRANTS.

            Grants under the Plan may consist of one or more of the following:
Options, SARs, or Restricted Shares (which may be granted as Restricted Share units). Awards of Restricted Shares may provide the Optionee with dividends or dividend equivalents and voting rights prior to vesting. Each Grant shall be designated in the Option Agreement.

      6.1   OPTIONS.

            (a) Option Designation. In the case of an Option, the Option shall be designated as either an Incentive Share Option or a Non-Statutory Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Share Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any of its Parent or Subsidiary) exceeds US$100,000, such excess Options, to the extent of the Shares

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covered thereby in excess of the foregoing limitation, shall be treated as
Non-Statutory Share Options. For this purpose, Incentive Share Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

                  (b) Option Exercise Price. The exercise price of an Option shall be as follows:

                  (i) In the case of an Incentive Share Option granted to any Employee the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Non-Statutory Share Option:

                        (A) granted to a person who, at the time of the grant of such Non-Statutory Share Option owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                        (B) granted to a person other than a person described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100 of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing provisions of this Section 6.1(b), in the case of an Option issued pursuant to Section 6.4, below, the exercise or purchase price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code or other Applicable Law.

                  (iv) Notwithstanding the foregoing provisions of this Section 6.1(b) if the exercise price determined pursuant to the forgoing shall fall below the nominal or par value of the Shares, the exercise price for an Option shall be the nominal or par value of the Shares.

                  (c) Consideration. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following: (i) cash or check in U.S. dollars (in connection therewith the Administrator may require the Optionee to provide evidence that the funds were taken out of any relevant non-U.S. jurisdiction in accordance with applicable foreign exchange control laws and regulations); (ii) cancellation of indebtedness owed by the Company to the Optionee; (iii) promissory note; (iv) Shares previously acquired by the Optionee valued at the Fair Market Value at the time of the exercise; (v) withholding from delivery to the Optionee that number of whole Shares having a Fair Market Value at the time of the exercise equal to the exercise price payable to the Company upon exercise of the Option; or (vi) any combination of the foregoing methods of payment.

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                  (d) Easy-Sale Exercise.

                  (i) Exercise/Sale. An Option Agreement may, but need not, provide that, if Shares are publicly traded, all or part of the exercise price of an Option and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

                  (ii) Exercise/Pledge. An Option Agreement may, but need not, provide that, if Shares are publicly traded, all or part of the exercise price of an Option and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

      6.2   SARS.

                  (a) Grant. SARs may be granted in tandem with an Option, in addition to an Option, or may be freestanding and unrelated to an Option. SARs granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. SARs shall vest and become exercisable at a rate determined by the Administrator, and shall remain exercisable for such period as specified by the Administrator. A SAR shall entitle the Optionee to receive from the Company an amount equal to the excess of the Fair Market Value of a Share on the exercise of the SAR over the Fair Market Value of a Share on the date of grant or, in the case of an SAR granted in tandem with an Option, the per Share exercise price applicable to such Option.

                  (b) Settlement. The Administrator shall determine in its sole discretion whether the SAR shall be settled in cash, Shares or a combination of cash and Shares. In no event may any Optionee receive grants of SARs with respect to more than three percent (3%) of the issued share capital of the Company in any calendar year.

      6.3   RESTRICTED SHARES.

                  (a) Grant. Restricted Shares may be granted in the form of Shares or share units having a value equal to an identical number of Shares. The employment conditions and the length of the period for vesting of Restricted Shares shall be established by the Administrator at time of grant. In the event that a share certificate is issued in respect of Restricted Shares, such certificate shall be registered in the name of the Optionee but shall be held by the Company until the end of the restricted period. During the restricted period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Administrator shall determine.

                  (b) Settlement. The Administrator shall determine in its sole discretion whether Restricted Shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

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            6.4 CONDITIONS OF GRANT; VESTING AND REPURCHASE RIGHT. Subject to
the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Grant including, but not limited to, the Grant vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Grant, payment contingencies, and satisfaction of any performance criteria, provided, however, unless specifically provided otherwise in the relevant Option Agreement, a total of one-third (1/3rd) of the Grant shall vest at the 1st anniversary following the issuance of such Grant and, subsequently, a total of one-thirty-sixth (1/36th) of the Grant shall vest at the end of each month of the 2nd and 3rd years for so long as the Optionee provides Continuous Service to the Company, such that the entire Grant shall be fully vested three (3) years from the date of the Grant.

            6.5 ACQUISITIONS AND OTHER TRANSACTIONS. The Administrator may issue Grants under the Plan in settlement, assumption or substitution for, outstanding Grants or obligations to grant future Grants in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

            6.6 DEFERRAL OF GRANT PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Optionees the opportunity to elect to defer receipt of consideration upon exercise of a Grant, satisfaction of performance criteria, or other event that absent the election would entitle the Optionee to payment or receipt of Shares or other consideration under a Grant. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

            6.7 AWARD EXCHANGE PROGRAMS. The Administrator may establish one or more programs under the Plan to permit selected Optionees to exchange a Grant under the Plan for one or more other types of Grants under the Plan on such terms and conditions as determined by the Administrator from time to time.

            6.8 SEPARATE PROGRAMS. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Grants to one or more classes of Optionees on such terms and conditions as determined by the Administrator from time to time.

            6.9 EARLY EXERCISE. The Option Agreement may, but need not, include a provision whereby the Optionee may elect, at any time while being an Employee, Director or Consultant, to exercise any part or all of the Grant prior to full vesting of the Grant. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

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            6.10 OPTION PERIOD. The Option Period shall be the term stated in the Option Agreement up to ten (10) years from the Effective Date of Grant thereof or such shorter term as may be provided in the Option Agreement.

            6.11 TRANSFERABILITY OF GRANTS. No Grant may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, during the lifetime of the Optionee, SARs may be transferred by gift to members of the Optionee's Immediate Family to the extent and manner determined by the Administrator.

            6.12 TIME OF GRANTS. The date of grant of a Grant shall for all purposes be the date on which the Administrator makes the determination to grant such Grant, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom a Grant is so granted within a reasonable time after the date of such grant. Unless otherwise determined by the Administrator, Grants will be made twice a year.

            6.13 BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares or other consideration, any Grant previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

      7.    WITHHOLDING.

            The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require an Optionee to pay to the Company such amount required to be withheld prior to the issuance or delivery of any Shares or the payment of cash under the Plan. The Administrator may, in its discretion, permit an Optionee to elect to satisfy such withholding obligation by having the Company retain the number of Shares whose Fair Market Value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Optionee.

      8.    EXERCISE OF GRANT.

            8.1   PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.

                  (a) Any Grant granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement provided always that any calculation of any period for vesting as aforesaid shall (i) be suspended during any period beginning when the Optionee ceases Continuous Service until such Optionee resumes Continuous Service, (ii) be suspended during the period of suspension referred to in Section 8.2 below, and (iii) cease upon death of the Optionee and upon the lapse of the Option for whatsoever reason and in such event of such cessation any vesting which has not taken place shall automatically cease and lapse, and provided further that the Company shall not be liable in any way nor shall the Optionee at any

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time have any rights (whatsoever) against the Company in relation to such suspension, cessation of and/or lapse of vesting as aforesaid.

                  (b) A Grant shall be deemed to be exercised when written notice of such exercise has been given to the Company, as in a form required under the applicable Option Agreement, in accordance with the terms of the Grant by the person entitled to exercise the Grant and full payment for the Shares is made with respect to which the Grant is exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to a Grant, notwithstanding the exercise of an Option or other Grant. The Company shall issue (or cause to be issued) such share certificate as soon as practicable following the exercise of the Grant. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in the Option Agreement or Section 10, below.

            8.2 MISCONDUCT. If an Optionee is found guilty of serious misconduct or has been convicted of any criminal offence involving his integrity or honesty, any Option of his then subsisting shall automatically lapse and become of no further effect on the date such verdict is given by the relevant court of law, body or authority, and if any investigation is being carried out on the Optionee in respect of any of the matters referred to above or if his office or duties as an Employee or Consultant is/are suspended in connection therewith, then his right to exercise the Option shall automatically be suspended for such period as the Board may in its discretion determine.

            8.3   DEATH OR DISABILITY OF OPTIONEE.

                  (a) If an Optionee's Continuous Service is terminated due to death or Disability more than three (3) months after such Optionee commenced service for the Company, the portion of the Grant that would have vested at the 1st anniversary of such Optionee's Continuous Service shall automatically vest and be exercisable in accordance with and subject to paragraph (c) below.

                  (b) If an Optionee's Continuous Service is terminated due to death or Disability any time following any anniversary of such Optionee's Continous Service, the portion of the Grant that would have vested between such anniversary and the subsequent anniversary (and which have not already vested) of such Optionee's Continuous Service shall automatically vest and be exercisable in accordance with and subject to paragraph (c) below.

                  (c) If an Optionee's Continuous Service is terminated due to death or Disability, the Option or SAR may be exercised at any time within twelve (12) months following the date of death or termination of employment due to Disability, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or, in the case of Disability, by the Optionee, but in any case (i) only to the extent the Optionee was entitled to exercise the Option or SAR at the date of his or her termination of Continuous Service by death or Disability or (ii) to such further extent as set forth in paragraphs (a) and (b) above; provided, however, that no Option or SAR shall be exercisable

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after the expiration of the term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise such Option or SAR at the date of his or her termination of employment by death or Disability as augmented by the provisions of paragraphs (a) and (b) above or if such Option or SAR is not exercised (to the extent it could be exercised) within the time specified herein, the Option or SAR shall terminate.

            8.4 EXTENSION OF TIME TO EXERCISE. Notwithstanding anything to the contrary in this Section 8, the Administrator may at any time and from time to time prior to the termination of a Non-statutory Share Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his or her Non-statutory Share Option following the date the Optionee's ceases Continuous Services; provided, however, that (a) the maximum period of time during which a Non-statutory Share Option shall be exercisable following such termination date shall not exceed an aggregate of six (6) months, (b) the Non-statutory Share Option shall not become exercisable after the expiration of the term of such Option as set forth in the Option Agreement as a result of such extension, and (c) notwithstanding any extension of time during which the Non-statutory Share Option may be exercised, such Option, unless otherwise amended by the Administrator, shall only be exercisable to the extent to which the Optionee was entitled to exercise it on the date the Optionee ceased Continuous Services. To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise an Option which the Optionee was entitled to exercise within the time specified herein, the Option shall terminate.

            8.5 NO COMPENSATION. Upon the lapse of an Option for whatsoever reason, under no circumstances whatsoever shall an Optionee or any person whomsoever be entitled to any compensation for or in respect of any consequential diminution or extinction of any rights or benefits (actual or prospective) under and/or in relation to such Option subsisting prior to such lapse or otherwise in anyway in connection with the Plan or such Option, including without limitation, where such lapse is by reason of termination of the Optionee's office or employment by the Company or any Subsidiary which is a breach of the contract of employment or otherwise, and/or whether the Optionee has any rights against the Company or any Subsidiary for and/or in relation to such termination.

      9.    CONDITIONS UPON ISSUANCE OF SHARES.

            9.1 NO VIOLATION OF LAW. Shares shall not be issued pursuant to a Grant or the exercise of a Grant unless the exercise of such Grant and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and the Administrator may further subject any issuance of Shares to the approval of counsel for the Company with respect to such compliance.

            9.2 EXECUTION OF DOCUMENTS. As a condition to the exercise of a Grant, the Administrator may require the person exercising such Grant to execute an investment representation statement acceptable to the Company or a share purchase agreement acceptable to the Company, each in forms approved by the Administrator from time to time, in addition to any other instrument the Administrator deems necessary or advisable.

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      10.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION.

            10.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Grant, and the number of Shares which have been authorized for issuance under the Plan but as to which no Grants have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Grant, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (c) as the Administrator may determine in its discretion, any other transaction with respect to Shares to which Section 424(a) of the Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to a Grant.

            10.2 CORPORATE TRANSACTION. In the event of a proposed Corporate Transaction, subject to the actual consummation of the proposed transaction, each outstanding Grant shall automatically become fully vested and exercisable, unless the Grant is assumed or substituted with an equivalent option or right by the successor corporation or the Parent or Subsidiary thereof. If the successor corporation refuses to assume or substitute for the Grant, the Administrator shall notify the Optionee that the Grant shall be fully vested and exercisable with respect to all of the Shares underlying the Grant (including Shares as to which it would not otherwise be vested or exercisable) for a period of fifteen
(15) days from the date of such notice. If the Grant thus becomes fully vested and exercisable but is not exercised during this fifteen (15) day period, it shall terminate immediately prior to the effective time of such Corporate Transaction. For the purposes of this Section 10.2, the Grant shall be considered assumed or substituted with an equivalent option or right if, in connection with the Corporate Transaction, the Grant is replaced with a comparable option or right with respect to shares of the successor corporation or Parent or Subsidiary thereof or is replaced with a cash incentive program of the successor corporation or Parent or Subsidiary thereof which preserves the compensation element of such Grant existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Grant. The determination of Grant comparability above shall be made by the Administrator and its determination shall be final, binding and conclusive.

            10.3 LIQUIDATION EVENT. In the event of a proposed Liquidation Event, the Administrator shall notify each Optionee of the proposed event at least twenty (20) days prior to the proposed effective date of the Liquidation Event. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Grant until ten (10) days prior to the proposed effective date for the Liquidation Event with respect to all Shares underlying the Grant (including Shares as to which it would not otherwise be vested or exercisable), subject to the actual completion of the Liquidation Event at the time and in the manner contemplated. In

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addition, the Administrator may provide that any Company repurchase option applicable to any Shares issued upon grant or an exercise of a Grant shall lapse as to all Shares, subject to the actual completion of the Liquidation Event at the time and in the manner contemplated. Any unexercised Grant shall terminate immediately prior to effective time of the Liquidation Event.

      11.   EFFECTIVE DATE AND TERM OF PLAN.

            The Plan, and any amendments to the Plan, shall become effective upon its adoption by the Board. It shall continue in effect until the end of 2015 unless sooner terminated. Subject to Applicable Laws, Grants may be granted under the Plan upon its becoming effective.

            Upon the effectiveness of this Plan, no additional grants of Options shall be made under the Old Plan. Options previously issued and outstanding pursuant to the Old Plan shall continue to be governed under the rules of the Old Plan.

      12.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

            The Board may at any time amend, suspend or terminate the Plan. No Grant may be granted during any suspension of the Plan or after termination of the Plan. Any amendment, suspension or termination of the Plan (including termination of the Plan pursuant to this Section 12) shall not affect Grants already granted, and such Grants shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

      13.   AVAILABILITY OF SHARES; NO ISSUANCE IN VIOLATION OF LAW.

            13.1 AVAILABILITY OF SHARES. The Company, during the term of the Plan, will at all times keep available such number of unissued Shares as shall be sufficient to satisfy the requirements of the Plan.

            13.2 NO ISSUANCE IN VIOLATION OF LAW. The inability of the Company to obtain authority from any regulatory body having jurisdiction under Applicable Law, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14.   NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP.

            The Plan shall not confer upon any Optionee any right with respect to the Optionee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's or a Related Entity's right to terminate the Optionee's Continuous Service at any time, with or without cause.

      15.   NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.

            Except as specifically required by law or provided in a retirement or other benefit plan of the Company or a Related Entity, Grants shall not be deemed compensation for purposes

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of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the U.S. Employee Retirement Income Security Act of 1974, as amended.

      16.   LIABILITY OF THE COMPANY; CONSENTS.

            16.1 QUALIFICATION AS INCENTIVE SHARE OPTION. Neither the Company nor any Related Entity shall be liable to any Optionee or to any other person if it is determined that an Option intended to be an Incentive Share Option granted hereunder does not qualify as incentive share options within the meaning of
Section 422 or the Code.

            16.2 CONSENTS. Optionee shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant or exercise of any Grant. Neither the Company nor any Related Entity shall be responsible for any failure by an Optionee to obtain such consent or for any tax or other liability to which an Optionee may become subject to as a result of his or her participation in the Plan.

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